UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K (the “Current Report”) is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2025, ScanTech AI Systems Inc. (the “Company”) filed a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effectuate a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Company’s stockholders previously approved future reverse stock splits and granted the board of directors the authority to determine the exact split ratios and when to proceed with any such reverse stock splits at the Company’s Annual Meeting of Stockholders (“Annual Meeting”) held on November 21, 2025.

The Reverse Stock Split will become effective on December 15, 2025, at 5:00 p.m., Eastern Time (the “Effective Time”) and the Common Stock is expected to begin trading on The Nasdaq Stock Market on a Reverse Stock Split-adjusted basis on December 16, 2025, at market open under the existing ticker symbol, “STAI.” As of the Effective Time, every 20 shares of the Company’s issued and outstanding Common Stock will be combined into one share of Common Stock.

The par value and other terms of the Common Stock will not be affected by the Reverse Stock Split. The Company’s post-Reverse Stock Split Common Stock CUSIP number will be 80603V203.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share of Common Stock will receive a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price per share of the Common Stock (as adjusted for the Reverse Stock Split) on the Nasdaq Stock Market on December 15, 2025.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Forward-Looking Statements

This Current Report includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “will,” “would,” “expected,” or the negative of such terms, or other comparable terminology, and include statements about the Reverse Stock Split and the impacts, if any, on the Company’s Common Stock. Forward-Looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, or to reflect any change in our expectations with regard thereto or any other change in events, conditions, or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment filed with the Delaware Secretary of State on December 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2025	SCANTECH AI SYSTEMS INC.

	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer